Exhibit 99.1

August 4, 2026

STAAR Surgical Appoints Warren Foust as President and Chief Executive Officer

Deborah Andrews appointed Executive Vice President and Chief Financial Officer

LAKE FOREST, Calif.--(BUSINESS WIRE)-- STAAR Surgical Company ("STAAR" or the "Company") (NASDAQ: STAA), the global leader in phakic IOLs with the EVO family of Implantable Collamer® Lenses (EVO ICL™) for vision correction, today announced that following an extensive global search, its Board of Directors (the "Board") has appointed Warren Foust as President and Chief Executive Officer and a new member of the Board of Directors, effective August 4, 2026. Mr. Foust joined STAAR in April 2023 and has served as President and Chief Operating Officer since March 2025 and as Interim Co-CEO, President & Chief Operating Officer since February 2026. Deborah Andrews, who has served since February as Interim Co-CEO alongside Mr. Foust, effective August 4, 2026 will serve as Executive Vice President. She will also continue to serve as Chief Financial Officer. The Company remains focused on helping its customers to provide visual freedom for patients while delivering on its three principal strategy pillars: revenue growth, profit expansion, and innovation acceleration.

Neal C. Bradsher, Board Chair, said “After a rigorous global search, it is clear that Warren is the right leader to take STAAR forward. He brings exceptional judgment, operational discipline, and a clear focus on change and innovation. His genuine connection to our mission and people, along with his vision for the surgeons and patients we serve, position him to deliver sustainable, long-term value for shareholders, and the Board looks forward to what STAAR will achieve under his leadership. We also want to recognize Deborah Andrews — her leadership as Interim Co-CEO was exemplary, and we're delighted she continues in an expanded role as EVP and CFO.”

Mr. Foust said, "I'm honored by the Board's confidence and excited to get to work. STAAR is defining the future of refractive surgery — leading the industry shift from corneal tissue ablation to preservation, with more than four million lenses sold, eighty-five countries served, thirty years of proven safety and efficacy, and consistent EVO share gains globally. With half the world projected to be myopic by 2050, our market opportunity continues to compound.

“We have just completed the strongest first half in our Company’s history, marked by robust year-over-year growth, increasing profitability, and accelerating market share momentum. Our sequential growth in China — without inventory accumulation —reflects continued share gains, the success of our EVO+ launch, and favorable ASP tailwinds from an improving product mix. Over time, our innovation agenda will transform STAAR into a multi-product company and expand our global scale. We have the right technology, the right team, and a compelling long-term opportunity. This is only the beginning.”

Ms. Andrews added, "It has been an honor and a privilege to serve alongside Warren as Co-CEO during this important period of transition. I have seen firsthand his leadership qualities, his commitment to our people, and his clarity of vision for STAAR's future. I look forward to continuing to serve as CFO and to serving in my new role as EVP, as well as to continuing to work closely with Warren as he leads our company into its next chapter."

About Warren Foust

Mr. Foust joined STAAR in April 2023 as Chief Operating Officer and was appointed President and Chief Operating Officer in March 2025. He was named Interim Co-Chief Executive Officer in February 2026. In these roles, Mr. Foust has overseen research and development, global sales, marketing, manufacturing, and operations, leading the Company through a successful operational reset and return to profitable growth. Previously, he held senior leadership roles at Johnson & Johnson, including Worldwide President of Surgical Vision and Worldwide President of Mentor, along with earlier roles at DePuy Synthes, Aventis Pharmaceuticals and Roche Pharmaceuticals.

Mr. Foust serves on a variety of boards and advisory councils including the Ophthalmology Foundation, Gavin Herbert Eye Institute, Octane, ASCRS Industry Relations, AECOS North America, and the Board of Visitors for the University of Alabama. He holds both a master's degree and a bachelor's degree from the University of Alabama.

About Deborah Andrews

Ms. Andrews rejoined STAAR in March 2025 as Interim Chief Financial Officer and was appointed Chief Financial Officer in June 2025. She was named Interim Co-Chief Executive Officer in February 2026. In her role as CFO, Ms. Andrews oversees STAAR’s finance, accounting, and internal audit functions, as well as information technology and investor relations. Since April 2014, Ms. Andrews has served on the Board of Directors of Lineage Cell Therapeutics, a clinical-stage biotechnology company focused in the field of regenerative medicine. She currently serves as its Audit Committee Chair and has previously served as its Compensation Committee Chair. Ms. Andrews served in various accounting and finance leadership roles at STAAR from 1995 until her retirement in 2020, including twice as Chief Financial Officer from September 2017 until June 2020, and from 2005 to 2013. Ms. Andrews spent three years from 1991 to 1994 as a Senior Accountant for KPMG. Ms. Andrews holds a bachelor’s degree from California State University at San Bernardino.

About STAAR Surgical

STAAR Surgical (NASDAQ: STAA) is the global leader in implantable phakic intraocular lenses, a vision correction solution that reduces or eliminates the need for glasses or contact lenses. Since 1982, STAAR has been dedicated solely to ophthalmic surgery, and for over 30 years, STAAR has been designing, developing, manufacturing, and marketing advanced Implantable Collamer® Lenses (ICLs), using its proprietary biocompatible Collamer material. STAAR ICLs are clinically proven to deliver safe long-term vision correction without removing corneal tissue or the eye's natural crystalline lens. Its EVO ICL™ product line provides visual freedom through a quick, minimally invasive procedure. STAAR has sold more than 4 million ICLs in over 85 countries. Headquartered in Lake Forest, California, the company operates research, development, manufacturing, and packaging facilities in California and Switzerland. For more information about ICL, visit www.discoverICL.com. To learn more about STAAR, visit www.staar.com.

We intend to use our website as a means of disclosing material non-public information about the Company and for complying with Regulation FD. Such disclosures will be included on our website in the ‘Investor Relations’ sections at investors.staar.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the Email Alerts section at investors.staar.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. All statements in this press release that are not statements of historical fact are forward-looking statements. These forward-looking statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: our ability to grow and generate profit; our reliance on independent distributors in international markets; a slowdown or disruption to the Chinese economy; global economic and geopolitical conditions; disruptions in our supply chain; fluctuations in foreign currency exchange rates; international trade disputes (including involving tariffs) and substantial dependence on demand from Asia; changes in effective tax rate or tax laws; any loss of use of our principal manufacturing facility; competition; potential losses due to product liability claims; our exposure to environmental liability; data corruption, cyber-based attacks or network security breaches and/or noncompliance with data protection and privacy regulations; acquisitions of new technologies; climate changes; the willingness of surgeons and patients to adopt a new or improved product and procedure; extensive clinical trials and resources devoted to research and development; compliance with government regulations; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before or after approval, or to take enforcement action; laws pertaining to healthcare fraud and abuse; changes in FDA or international regulations related to product approval; product recalls or failures; and other important factors set forth in the Company’s Annual Report on Form 10-K for the year ended January 2, 2026 under the caption “Risk Factors,” which is filed with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Information” section of the Company’s website under the heading “SEC Filings,” as any such factors may be updated from time to time in the Company’s other filings with the SEC.

Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor/Media Contact:

ir@staar.com

Connie Johnson

cjohnson@staar.com

(626) 303-7902 (ext. 2207)

Asia Investor/Media Contact:

Niko Liu, CFA

nliu@staar.com

United States: (626) 303-7902 (ext. 3023)

Hong Kong: +852 6092-5076